Ankura Consulting Group, LLC's Consent	EXHIBIT 23

DowDuPont Inc.:

Ankura Consulting Group, LLC (“Ankura”) hereby consents to the use of Ankura's name and the reference to Ankura's reports in this Quarterly Report on Form 10-Q of DowDuPont Inc. for the period ended March 31, 2019, and the incorporation by reference thereof in the following Registration Statements of DowDuPont Inc.:

Form S-3:

Nos.	333-227202

Form S-8:

Nos.	333-220330
333-220324

/s/ B. THOMAS FLORENCE
B. Thomas Florence
Senior Managing Director
Ankura Consulting Group, LLC
May 3, 2019

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